Exhibit 4.7

Subscription Rights Certificate Number		CUSIP Number

Rights Represented by this Subscription Rights Certificate	Basic Subscription Privilege Shares Available	Record Date Shares

KNOLOGY, INC.

SUBSCRIPTION RIGHTS CERTIFICATE TO SUBSCRIBE FOR SHARES OF SERIES AA CONVERTIBLE PREFERRED STOCK

FOR HOLDERS OF RECORD

OF COMMON STOCK ON                     ,                     , 2005 (THE “RECORD DATE”).

EXERCISABLE ON OR BEFORE 5:00 P.M., EASTERN TIME, ON                     ,                     , 2005,

UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION TIME”)

Knology, Inc., a Delaware corporation (the “Company”), is conducting a rights offering (the “Rights Offering”), which entitles the holders of common stock, par value $.01 per share (“Common Stock”), of the Company to receive subscription rights for each share of Common Stock held by them at the close of business on the Record Date. As the registered owner of this Subscription Rights Certificate, you are the owner of the number of subscription rights (each a “Right”) shown above. Each Right entitles you to subscribe for .0536 of a share of Series AA Convertible Preferred Stock of the Company (the “Basic Subscription Privilege”). You may subscribe for such shares at the subscription price of $.536 per Right, which corresponds to $10.00 per share (the “Subscription Price”). If you subscribe for all of the shares available pursuant to the Basic Subscription Privilege, you are also entitled to purchase at the Subscription Price up to that number of additional shares offered in the Rights Offering that are not purchased by other rightsholders pursuant to their Basic Subscription Privilege as shown above, subject to proration or reduction as set forth in the prospectus (the “Oversubscription Privilege”).

Set forth above is the number of Rights evidenced by this Subscription Rights Certificate that you are entitled to exercise pursuant to your Basic Subscription Privilege. You have been issued one Right per every share of Common Stock that you held at the close of business on the Record Date. FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS DATED                     , 2005 (THE “PROSPECTUS”), WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, CORPORATE COMMUNICATIONS, INC. AT                     .

THIS SUBSCRIPTION RIGHTS CERTIFICATE AND THE RIGHTS HEREUNDER ARE NON-TRANSFERABLE.

SUBSCRIPTION FOR SHARES: To subscribe for shares of Series AA Preferred Stock pursuant to your Basic Subscription Privilege, please complete lines “A” and “C” and Section 1. To subscribe for shares of Series AA Preferred Stock pursuant to your Oversubscription Privilege, in addition to lines “A,” and “C” and Section 1, please complete line “B”.

(Complete appropriate lines and section on reverse side of this Subscription Rights Certificate.)

Payment of Shares: Full payment for both Basic Subscription Privilege and Oversubscription Privilege shares must accompany this subscription or by the Expiration Time if you are utilizing the Notice of Guaranteed Delivery method (please see the Prospectus for the Notice of Guaranteed Delivery method). Please reference your Subscription Rights Control Number shown above on your certified check, money order, wire transfer or Notice of Guaranteed Delivery.

If the aggregate Subscription Price paid by a holder is insufficient to purchase the number of shares of Series AA Preferred Stock that the holder indicates are being subscribed for, or if a holder does not specify the number of shares of Series AA Preferred Stock to be purchased, then the holder will be deemed to have exercised first, the Basic Subscription Privilege (if not already fully exercised) and second, the Oversubscription Privilege to purchase shares of Series AA Preferred Stock to the full extent of the payment rendered. If the aggregate Subscription Price paid by a holder exceeds the amount necessary to purchase the number of shares of Series AA Preferred Stock for which the holder has indicated an intention to subscribe, then the holder will be deemed to have exercised first, the Basic Subscription Privilege (if not already fully exercised) and second, the Oversubscription Privilege to the full extent of the excess payment tendered. Any refund in connection with an oversubscription will be delivered as soon as practicable after the Expiration Date.

Expiration Date                      (unless extended)

Please send your completed Subscription Rights Certificate (or Notice of Guaranteed Delivery) and payment to the following:

To:

Wachovia Bank, N.A.

Attention: Corporate Actions

BY FIRST CLASS MAIL:	BY OVERNIGHT COURIER:	BY HAND:

Wachovia Bank, N.A.	Wachovia Bank, N.A.	Wachovia Bank, N.A
Attn: Corporate Actions	Attn: Corporate Actions	c/o Securities Transfer & Reporting Services

PLEASE FILL IN ALL APPLICABLE INFORMATION

A.	Basic Subscription Privilege(1)		X $		= $

	(1 Right = .0536 of a share)	(No. of Shares)		($1.00)		(Purchase Price)

B.	Oversubscription Privilege(1)		X $		= $	(2)
		(No. of Shares)		($1.00)		(Purchase Price)

C.	Amount Enclosed					$

	(or amount in notice of guaranteed delivery)					(Sum of “A” + “B”)

(1)	As described in the Prospectus, you must exercise enough Rights to purchase at least one whole share of Series AA Preferred Stock, either through exercise of the Basic Subscription Privilege alone, or, if you do not have enough Rights to purchase one whole share through exercise of the Basic Subscription Privilege, through exercise of the Oversubscription Privilege.

(2)	The Oversubscription Privilege can be exercised only if the Basic Subscription Privilege is exercised to the fullest extent possible.

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Series AA Preferred Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged.

Signature(s) of Subscriber(s)

Address for delivery of Shares if other than shown on front

If permanent change of address, check here  ☐

Please give your telephone number (            )

Please give your email address:

IMPORTANT: Signature guarantee by (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union, is required if this Subscription Rights Certificate is not registered in your name or you are not an eligible institution:

Signature:
(Name of Bank or Firm)

Guaranteed By:
(Signature/Title)